Anti-Hedging Policy and Clawback Policy Page 1 of 6 REVIEWED AND ACCEPTED BY THE BOARD OF DIRECTORS ON NOVEMBER 3RD, 2023 ANTI-HEDGING POLICY 1.0 INTRODUCTION AND OBJECTIVE The Board of Directors (the “Board”) of Westport Fuel Systems Inc. (the “Corporation”) believe that it is inappropriate for directors, officers or employees of the Corporation or its respective subsidiary entities, or, to the extent practicable, any other person (or their associates) in a special relationship (within the meaning of applicable securities laws) with the Corporation to hedge or monetize transactions to lock in the value of holdings in the securities of the Corporation. Such transactions, while allowing the holder to own the Corporation’s securities without the full risks and rewards of ownership, potentially separate the holder’s interests from those of other stakeholders, and particularly in the case of equity securities, from the public shareholders of the Corporation. The objective of this Anti-Hedging Policy (the “Policy”) is therefore to prohibit those subject to it from directly or indirectly engaging in hedging against future declines in the market value of any securities of the Corporation through the purchase of financial instruments designed to offset such risk. 2.0 POLICY Unless otherwise approved by the Nominating and Corporate Governance Committee (the “NCGC”) of the Board (or, if so delegated by the NCGC, the Corporation’s legal counsel), no director, officer or employee of the Corporation or its respective subsidiary entities, or, to the extent practicable, any other person (or their associates) in a special relationship (within the meaning of applicable securities laws) with the Corporation, may, at any time, purchase financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Corporation. Any violation of this Policy will be regarded as a serious offence. 3.0 GENERAL Nothing in this Policy in any way detracts from or limits any obligations that those subject to it have in law or pursuant to a management, employment, consulting or other agreement with the Corporation or any of its respective subsidiary entities. The Audit Committee shall review this Policy as it deems appropriate, and propose recommended changes to the Board.

Anti-Hedging Policy and Clawback Policy Page 2 of 6 AMENDED AND RESTATED CLAWBACK POLICY 1.0 OVERVIEW Westport Fuel Systems Inc. (the “Corporation”) has adopted this Amended and Restated Clawback Policy (the “Policy”), effective as of October 2, 2023 (the “Effective Date”) in order to ensure that incentive compensation is paid based on accurate financial data. This Policy amends, restates and supersedes in its entirety the Corporation’s Clawback Policy, which was originally accepted by the Audit Committee of the Board on November 28, 2022. This Policy applies in the event of a Restatement. In the event the Corporation is required to prepare such a Restatement, the Committee shall (i) review the circumstances that caused the Restatement and shall take such action as it deems appropriate to prevent its recurrence and (ii) require the recovery of the Excess Incentive-Based Compensation in accordance with this Policy. Capitalized terms used in this Policy but not otherwise defined herein are defined in Section 12. 2.0 ACCOUNTING RESTATEMENT AND CALCULATION OF EXCESS The Corporation shall recover, reasonably promptly, the Excess portion of Incentive-Based Compensation from a current or former executive officer of the Corporation (as defined in Rule 10D- 1(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) who is (or was) subject to Section 16 of the Exchange Act (each such individual, an “Executive”) in the following circumstances, unless the Committee has determined that recovery would be Impracticable: a) the Corporation is required to prepare an accounting restatement to correct the Corporation’s material non-compliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements (a) that is material to the previously issued financial statements or (b) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “Restatement”); b) the Incentive-Based Compensation is received by the Executive on or after the Effective Date. For purposes of this Policy, the date on which Incentive-Based Compensation is “received” shall be determined under the Applicable Rules, which generally provide that Incentive-Based Compensation is “received” in the Corporation’s fiscal period during which the relevant Financial Reporting Measure is attained or satisfied, without regard to whether the grant, vesting or payment of the Incentive-Based Compensation occurs after the end of that period; and c) the amount of Incentive-Based compensation received by the Executive exceeds the amount of Incentive-Based Compensation that would have been received by such Executive based on a restated Financial Reporting Measure, as determined on a pre-tax basis in accordance with the Applicable Rules (such excess amount, the “Excess”). Recovery shall be required in accordance with the preceding sentence regardless of whether the applicable Executive engaged in misconduct or otherwise caused or contributed to the requirement for the Restatement and regardless of whether or when restated financial statements are filed by the Corporation. For clarity, the recovery of the Excess under this Policy will not give rise to any person’s right to voluntarily terminate employment for “good reason,” or due to a “constructive termination” (or any similar term of like effect) under any plan, program or policy of or agreement with the Corporation or any of its affiliates.

Anti-Hedging Policy and Clawback Policy Page 3 of 6 3.0 FORMS OF RECOVERY; LIMITATION ON DUPLICATIVE RECOVERY The Committee shall, in its sole discretion, determine the manner of recovery of any Excess, which may include, without limitation, the right to demand that the Executive reimburse or repay the Corporation for the Excess. To the extent the Executive does not make reimbursement or repayment of the Excess, the Corporation shall have the right to sue for reimbursement or repayment and/or enforce the reimbursement or repayment through the reduction or cancellation of Incentive-Based Compensation or the Excess, and, to the extent permitted by law, an offset of the Excess against other compensation payable by the Corporation or an affiliate of the Corporation to such person. Notwithstanding the foregoing, unless otherwise prohibited by the Applicable Rules, to the extent this Policy provides for recovery of the Excess already recovered by the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 or Other Recovery Arrangements, the amount of the Excess already recovered by the Corporation from the recipient of such Excess may be credited to the amount of Excess required to be recovered pursuant to this Policy from such person. The determination of the Committee with respect to forms of recovery need not be uniform with respect to one or more Executives. 4.0 NO ADDITIONAL PAYMENTS In no event shall the Corporation be required to award Executives an additional payment if the restated or accurate financial results would have resulted in a higher incentive compensation payment. 5.0 ADMINISTRATION This Policy shall be administered, interpreted and construed by the Committee, which is authorized to make all determinations necessary, appropriate or advisable for such purpose. The Board may re-vest in itself the authority to administer, interpret and construe this Policy in accordance with applicable law, and in such event references herein to the “Committee” shall be deemed to be references to the Board. Subject to any permitted review by the applicable national securities exchange or association pursuant to the Applicable Rules, all determinations and decisions by the Committee with respect to this Policy shall be final, conclusive and binding on all interested parties. The Committee may delegate administrative duties with respect to this Policy to one or more directors or employees of the Corporation, as permitted under applicable law, including any Applicable Rules. 6.0 INTERPRETATION This Policy will be interpreted and applied in a manner that is consistent with the requirements of the Applicable Rules, and to the extent this Policy is inconsistent with such Applicable Rules, it shall be deemed amended to the minimum extent necessary to ensure compliance therewith. 7.0 NO INDEMNIFICATION; NO LIABILITY The Corporation shall not indemnify or insure any person against the loss of any Excess pursuant to this Policy, nor shall the Corporation directly or indirectly pay or reimburse any person for any premiums for third-party insurance policies that such person may elect to purchase to fund such person’s potential obligations under this Policy. None of the Corporation, an affiliate of the Corporation or any member of the Committee or the Board shall have any liability to any person as a result of actions taken under this Policy.

Anti-Hedging Policy and Clawback Policy Page 4 of 6 8.0 APPLICATION; ENFORCEABILITY Except as otherwise determined by the Committee or the Board, the adoption of this Policy does not limit, and is intended to apply in addition to, any other clawback, recoupment, forfeiture or similar policies or provisions of the Corporation or its affiliates, including any such policies or provisions of such effect contained in any employment agreement, bonus plan, incentive plan, equity-based plan or award agreement thereunder or similar plan, program or agreement of the Corporation or an affiliate or required under applicable law (the “Other Recovery Arrangements”). The remedy specified in this Policy shall not be exclusive and shall be in addition to every other right or remedy at law or in equity that may be available to the Corporation or an affiliate of the Corporation. Additionally, each Executive shall be required to sign an acknowledgment pursuant to which such Executive will agree to be bound by the terms of, and comply with, this Policy; however, any Executive’s failure to sign any such acknowledgment shall not negate the application of this Policy to the Executive. 9.0 SEVERABILITY The provisions in this Policy are intended to be applied to the fullest extent of the law; provided, however, to the extent that any provision of this Policy is found to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. 10.0 REMEDIES CUMULATIVE The Policy is in addition to (and not in lieu of) any right of repayment, forfeiture or right of offset against any Executive that is required pursuant to any statutory repayment requirement (regardless of whether implemented at any time prior to or following the adoption of the Policy). 11.0 AMENDMENT; TERMINATION The Board (or Board Committee) may amend, modify or terminate this Policy in whole or in part at any time and from time to time in its sole discretion. This Policy will terminate automatically when the Corporation does not have a class of securities listed on a national securities exchange or association. 12.0 DEFINITIONS “Applicable Rules” means Section 10D of the Exchange Act, Rule 10D-1 promulgated thereunder, the listing rules of the national securities exchange or association on which the Corporation’s securities are listed, and any applicable rules, standards or other guidance adopted by the Securities and Exchange Commission or any national securities exchange or association on which the Corporation’s securities are listed. “Board” means the Board of Directors of the Corporation. “Committee” means the committee of the Board responsible for executive compensation decisions comprised solely of independent directors (as determined under the Applicable Rules), or in the absence of such a committee, a majority of the independent directors serving on the Board. “Financial Reporting Measure” means any measure determined and presented in accordance with the accounting principles used in preparing the Corporation’s financial statements, and any measures

Anti-Hedging Policy and Clawback Policy Page 5 of 6 derived wholly or in part from such measures, including GAAP, IFRS and non-GAAP/IFRS financial measures, as well as stock or share price and total equityholder return. “GAAP” means United States generally accepted accounting principles. “IFRS” means international financial reporting standards as adopted by the International Accounting Standards Board. “Impracticable” means (a) the direct costs paid to third parties to assist in enforcing recovery would exceed the Excess; provided that the Corporation has (i) made reasonable attempts to recover the Excess, (ii) documented such attempt(s), and (iii) provided such documentation to the relevant listing exchange or association, (b) to the extent permitted by the Applicable Rules, the recovery would violate the Corporation’s home country laws pursuant to an opinion of home country counsel; provided that the Corporation has (i) obtained an opinion of home country counsel, acceptable to the relevant listing exchange or association, that recovery would result in such violation, and (ii) provided such opinion to the relevant listing exchange or association, or (c) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Corporation, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and the regulations thereunder. “Incentive-Based Compensation” means, with respect to a Restatement, any compensation that is granted, earned, or vested based wholly or in part upon the attainment of one or more Financial Reporting Measures and received by a person: (a) after beginning service as an Executive; (b) who served as an Executive at any time during the performance period for that compensation; (c) while the Corporation has a class of securities listed on a national securities exchange or association; and (d) during the applicable Three-Year Period. “Three-Year Period” means, with respect to a Restatement, the three completed fiscal years immediately preceding the date that the Board, a committee of the Board, or the officer or officers of the Corporation authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Corporation is required to prepare such Restatement, or, if earlier, the date on which a court, regulator or other legally authorized body directs the Corporation to prepare such Restatement. The “Three-Year Period” also includes any transition period (that results from a change in the Corporation’s fiscal year) within or immediately following the three completed fiscal years identified in the preceding sentence. However, a transition period between the last day of the Corporation’s previous fiscal year end and the first day of its new fiscal year that comprises a period of nine to 12 months shall be deemed a completed fiscal year.

Anti-Hedging Policy and Clawback Policy Page 6 of 6 ACKNOWLEDGMENT AND CONSENT TO AMENDED AND RESTATED CLAWBACK POLICY The undersigned has received a copy of the Amended and Restated Clawback Policy (the “Policy”) adopted by Westport Fuel Systems Inc. (the “Corporation”). For good and valuable consideration, the receipt of which is acknowledged, the undersigned agrees to the terms of the Policy and agrees that compensation received by the undersigned may be subject to reduction, cancellation, forfeiture and/or recoupment to the extent necessary to comply with the Policy, notwithstanding any other agreement to the contrary. The undersigned further acknowledges and agrees that the undersigned is not entitled to indemnification in connection with any enforcement of the Policy and expressly waives any rights to such indemnification under the Corporation’s organizational documents or otherwise. ___________________ Date ________________________________________ Signature ________________________________________ Name ________________________________________ Title